EXHIBIT 99

For Immediate Release

May 4, 2021

Cummins Reports First Quarter 2021 Results

•First quarter revenues of $6.1 billion; GAAP1 Net Income of $603 million
•First quarter EBITDA of 16.1 percent; Diluted EPS of $4.07
•The company is raising its full year 2021 revenue guidance to be up 20 to 24 percent; up from 8 to 12 percent
•EBITDA is now expected to be in the range of 15.5 to 16.0 percent; up from 15.0 to 15.5 percent

COLUMBUS, IND. - Cummins Inc. (NYSE: CMI) today reported results for the first quarter of 2021.

First quarter revenues of $6.1 billion increased 22 percent from the same quarter in 2020. Sales in North America increased 7 percent while international revenues increased 45 percent driven by strong demand across all global markets as well as new product sales in China and India.

“Demand accelerated in the first quarter, as the global economy continued to improve, driving strong sales growth across most businesses and regions and resulting in solid profitability. The strength and breadth of the rebound in demand has surpassed our original expectations and we have raised our full year outlook”, said Chairman and CEO Tom Linebarger. “While we are encouraged by the rising demand, the pace of recovery has placed a strain on global supply chains leading to increased costs and challenges in fulfilling end-user demand. The shortage of key components such as semiconductor chips has been the primary challenge, with adverse weather conditions impacting the US, and bottlenecks in global logistics further adding to order backlogs. The ability to supply is our key focus now and we are doing everything we can to mitigate the impact. I want to thank our global employees, especially those in our supply chain and manufacturing operations, and our suppliers for their extraordinary efforts to manage through these challenges and support our customers.”

Earnings before interest, taxes, depreciation and amortization (EBITDA) in the first quarter were $980 million (16.1 percent of sales), compared to $846 million (16.9 percent of sales) a year ago.

Net income attributable to Cummins in the first quarter was $603 million ($4.07 per diluted share) compared to $511 million ($3.41 per diluted share) in 2020. The tax rate in the first quarter was 22.0 percent including $4 million, or $0.03 per share, of favorable discrete items.

2021 Outlook:

Based on the current forecast, Cummins is raising its full year 2021 revenue guidance to 20 to 24 percent, an increase from 8 to 12 percent due to stronger demand across all markets. EBITDA is expected to be in the range of 15. 5 to 16.0 percent, an increase from the prior range of 15.0 and 15.5 percent of sales, primarily due to increased demand. The Company expects to return 75 percent of Operating Cash Flow to shareholders in 2021 in the form of dividends and share repurchases.

“We are raising our guidance for 2021 on both revenue and profitability. We continue to take necessary precautions at all our facilities to mitigate the spread of COVID-19 and our focus remains on the health and safety of our employees. We are optimistic that continued vaccination distribution globally will reduce the impact of the virus in the second half of the year, but there is still a risk of an increase in cases and the potential for new virus variants that could result in lower customer demand, additional facility shutdowns, or additional supply chain constraints in the future. Cummins is in a strong position to keep investing in future growth, bringing new technologies to customers and returning cash to shareholders.” said Chairman and CEO Tom Linebarger.

First Quarter 2021 Highlights:

•Cummins was named to Ethisphere’s World’s Most Ethical Companies list for a 14th consecutive year.
•The Company announced a global strategic partnership with Daimler to provide medium duty powertrain systems for Daimler Trucks and Buses, allowing both companies to be more competitive, drive global innovation, expand offerings to customers and reduce emissions.
•Cummins continued its commitment to gender equality on International Women’s Day. With a goal of having 24 hours of continuous conversations on gender equity, more than 5,000 employees participated in 47 conversations hosted in 22 countries around the world. The Cummins Powers Women program also continued its progress by forming a new partnership with Promundo in Europe to prevent violence against women.
•Cummins Vice Chairman, Tony Satterthwaite, testified before Congress in the Hearing on Transportation Technologies, reinforcing Cummins’ commitment to achieve a net zero carbon emissions future through continued innovation in advanced internal combustion, battery, and fuel cell technologies. Satterthwaite urged the government to make the infrastructure investments required to support the successful market adoption of zero carbon emission technologies.
•The Company announced employees, contingent workers and their spouses and dependents (ages 16+) could receive the Pfizer-BioNTech COVID-19 vaccine at several locations across the United States. Cummins continues to collaborate with health officials around the world to provide employees with access to COVID-19 vaccines.
First quarter 2021 detail (all comparisons to same period in 2020):

Engine Segment

•Sales - $2.5 billion, up 14 percent
•Segment EBITDA - $354 million, or 14.4 percent of sales, compared to $365 million or 16.9 percent of sales

•On-highway revenues increased 15 percent driven by strong demand in the North American truck and pickup markets and off-highway revenues increased 9 percent driven by strong demand in international construction markets
•Sales increased 10 percent in North America and 24 percent in international markets

Distribution Segment

•Sales - $1.8 billion, up 1 percent
•Segment EBITDA - $160 million, or 8.7 percent of sales, compared to $158 million or 8.7 percent of sales
•Revenues in North America were down 6 percent and international sales increased by 17 percent
•Increased demand in power generation and engine markets offset by declines in parts and service as a result of supply chain constraints

Components Segment

•Sales - $2.2 billion, up 43 percent
•Segment EBITDA - $421 million, or 19.6 percent of sales, compared to $279 million or 18.6 percent of sales
•Revenues in North America increased by 15 percent and international sales increased by 82 percent due to higher demand in China and India

Power Systems Segment

•Sales - $1.0 billion, up 16 percent
•Segment EBITDA - $126 million, or 12.3 percent of sales, compared to $77 million, or 8.7 percent of sales
•Power generation revenues increased by 18 percent driven by growth in recreational vehicle and datacenter markets while industrial revenues increased 9 percent due to stronger demand in mining markets

New Power Segment

•Sales - $35 million, up 250 percent
•Segment EBITDA loss - $51 million
•Revenues increased due to greater demand in transit and school bus markets in addition to the commissioning of electrolyzer projects and shipments of fuel cell systems to the rail market
•Costs associated with the development of fuel cells and electrolyzers as well as products to support battery electric vehicles are contributing to EBITDA losses

1 Generally Accepted Accounting Principles

About Cummins Inc.
Cummins Inc., a global power leader, is a corporation of complementary business segments that design, manufacture, distribute and service a broad portfolio of power solutions. The company’s products range from diesel, natural gas, electric and hybrid powertrains and powertrain-related components including filtration, aftertreatment, turbochargers, fuel systems, controls systems, air handling systems, automated transmissions, electric power generation systems, batteries, electrified power systems, hydrogen generation and fuel cell products. Headquartered in Columbus, Indiana (U.S.), since its founding in 1919, Cummins employs approximately 57,825 people committed to powering a more prosperous world through three global corporate responsibility priorities critical to healthy communities: education, environment and equality of opportunity. Cummins serves its customers online, through a network of company-owned and independent distributor locations, and through thousands of dealer locations worldwide and earned about $1.8 billion on sales of $19.8 billion in 2020. To learn more about Cummins visit cummins.com.

Forward-looking disclosure statement
Information provided in this release that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our forecasts, guidance, preliminary results, expectations, hopes, beliefs and intentions on strategies regarding the future. These forward-looking statements include, without limitation, statements relating to our plans and expectations for our revenues and EBITDA. Our actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to: any adverse results of our internal review into our emissions certification process and compliance with emission standards; increased scrutiny from regulatory agencies, as well as unpredictability in the adoption, implementation and enforcement of emission standards around the world; policy changes in international trade; the U.K.'s exit from the European Union; changes in taxation; global legal and ethical compliance costs and risks; increasingly stringent environmental laws and regulations; future bans or limitations on the use of diesel-powered products; supply shortages and supplier financial risk, particularly from any of our single-sourced suppliers, including suppliers that may be impacted by the COVID-19 pandemic; market slowdown due to the impacts from the COVID-19 pandemic, other public health crises, epidemics or pandemics; impacts to manufacturing and supply chain abilities from an extended shutdown or disruption of our operations due to the COVID-19 pandemic; aligning our capacity and production with our demand, including impacts of COVID-19; large truck manufacturers and original equipment manufacturers customers discontinuing outsourcing their engine supply needs or experiencing financial distress, particularly related to the COVID-19 pandemic, bankruptcy or change in control; a slowdown in infrastructure development and/or depressed commodity prices; failure to realize expected results from our investment in Eaton Cummins Automated Transmission Technologies joint venture; the actions of, and income from, joint ventures and other investees that we do not directly control; product recalls; the development of new technologies that reduce demand for our current products and services; lower than expected acceptance of new or existing products or services; variability in material and commodity costs; product liability claims; our sales mix of products; protection and validity of our patent and other intellectual property rights; disruptions in global credit and financial markets as the result of the COVID-19 pandemic; labor relations or work stoppages; reliance on our executive leadership team and other key personnel; climate change and global warming; our plan to reposition our portfolio of product offerings through exploration of strategic acquisitions and divestitures and related uncertainties of entering such transactions; exposure to potential security breaches or other disruptions to our information technology systems and data security; political, economic and other risks from operations in numerous countries; competitor activity; increasing competition, including increased global competition among our customers in emerging markets; foreign currency exchange rate changes; the performance of our pension plan assets and volatility of discount rates, particularly those related to the sustained slowdown of the global economy due to the COVID-19 pandemic; the price and availability of energy; the outcome of pending and future litigation and governmental proceedings; continued availability of financing, financial instruments and financial resources in the amounts, at the times and on the terms required to support our future business; and other risks detailed from time to time in our SEC filings, including particularly in the Risk Factors section of our 2020 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the SEC, which are available at http://www.sec.gov or at http://www.cummins.com in the Investor Relations section of our website.

Presentation of Non-GAAP Financial Information
EBITDA is a non-GAAP measure used in this release and is defined and reconciled to what management believes to be the most comparable GAAP measure in a schedule attached to this release. Cummins presents this information as it believes it is useful to understanding the Company's operating performance, and because EBITDA is a measure used internally to assess the performance of the operating units.

Webcast information
Cummins management will host a teleconference to discuss these results today at 10 a.m. EST. This teleconference will be webcast and available on the Investor Relations section of the Cummins website at www.cummins.com. Participants wishing to view the visuals available with the audio are encouraged to sign-in a few minutes prior to the start of the teleconference.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Unaudited) (a)

	Three months ended
In millions, except per share amounts	April 4, 2021	March 29, 2020
NET SALES	$6,092	$5,011
Cost of sales	4,606	3,717
GROSS MARGIN	1,486	1,294
OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	574	546
Research, development and engineering expenses	260	238
Equity, royalty and interest income from investees	166	129
Other operating expense, net	(8)	(5)
OPERATING INCOME	810	634
Interest expense	28	23
Other income, net	1	44
INCOME BEFORE INCOME TAXES	783	655
Income tax expense	172	127
CONSOLIDATED NET INCOME	611	528
Less: Net income attributable to noncontrolling interests	8	17
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$603	$511

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CUMMINS INC.
Basic	$4.10	$3.42
Diluted	$4.07	$3.41

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	147.0	149.3
Diluted	148.3	149.7

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (a)

In millions, except par value	April 4, 2021	December 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$2,958	$3,401
Marketable securities	397	461
Total cash, cash equivalents and marketable securities	3,355	3,862
Accounts and notes receivable, net	4,209	3,820
Inventories	3,753	3,425
Prepaid expenses and other current assets	805	790
Total current assets	12,122	11,897
Long-term assets
Property, plant and equipment, net	4,196	4,255
Investments and advances related to equity method investees	1,592	1,441
Goodwill	1,290	1,293
Other intangible assets, net	964	963
Pension assets	1,085	1,042
Other assets	1,713	1,733
Total assets	$22,962	$22,624

LIABILITIES
Current liabilities
Accounts payable (principally trade)	$3,279	$2,820
Loans payable	93	169
Commercial paper	317	323
Accrued compensation, benefits and retirement costs	393	484
Current portion of accrued product warranty	623	674
Current portion of deferred revenue	773	691
Other accrued expenses	1,121	1,112
Current maturities of long-term debt	61	62
Total current liabilities	6,660	6,335
Long-term liabilities
Long-term debt	3,620	3,610
Pensions and other postretirement benefits	621	630
Accrued product warranty	692	672
Deferred revenue	828	840
Other liabilities	1,510	1,548
Total liabilities	$13,931	$13,635

EQUITY
Cummins Inc. shareholders’ equity
Common stock, $2.50 par value, 500 shares authorized, 222.4 and 222.4 shares issued	$2,393	$2,404
Retained earnings	15,825	15,419
Treasury stock, at cost, 76.2 and 74.8 shares	(8,172)	(7,779)
Accumulated other comprehensive loss	(1,937)	(1,982)
Total Cummins Inc. shareholders’ equity	8,109	8,062
Noncontrolling interests	922	927
Total equity	$9,031	$8,989
Total liabilities and equity	$22,962	$22,624

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	Three months ended
In millions	April 4, 2021	March 29, 2020
CASH FLOWS FROM OPERATING ACTIVITIES
Consolidated net income	$611	$528
Adjustments to reconcile consolidated net income to net cash provided by operating activities
Depreciation and amortization	170	168
Deferred income taxes	8	(11)
Equity in income of investees, net of dividends	(136)	(78)
Pension and OPEB expense	20	27
Pension contributions and OPEB payments	(51)	(60)
Share-based compensation expense	8	4
Restructuring payments	—	(48)
Loss (gain) on corporate owned life insurance	32	(17)
Foreign currency remeasurement and transaction exposure	1	3
Changes in current assets and liabilities
Accounts and notes receivable	(374)	107
Inventories	(336)	(171)
Other current assets	(24)	79
Accounts payable	465	171
Accrued expenses	(24)	(321)
Changes in other liabilities	—	28
Other, net	(31)	(30)
Net cash provided by operating activities	339	379

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(87)	(75)
Investments in internal use software	(11)	(8)
Investments in and advances to equity investees	(24)	(7)
Investments in marketable securities—acquisitions	(143)	(116)
Investments in marketable securities—liquidations	207	95
Cash flows from derivatives not designated as hedges	14	6
Other, net	19	6
Net cash used in investing activities	(25)	(99)

CASH FLOWS FROM FINANCING ACTIVITIES
Net (payments) borrowings of commercial paper	(6)	957
Payments on borrowings and finance lease obligations	(16)	(10)
Net (payments) borrowings under short-term credit agreements	(102)	25
Distributions to noncontrolling interests	(13)	(13)
Dividend payments on common stock	(197)	(195)
Repurchases of common stock	(418)	(550)
Proceeds from issuing common stock	18	13
Other, net	(11)	7
Net cash (used in) provided by financing activities	(745)	234
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(12)	48
Net (decrease) increase in cash and cash equivalents	(443)	562
Cash and cash equivalents at beginning of year	3,401	1,129
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,958	$1,691

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

In millions	Engine	Distribution	Components	Power Systems	New Power	Total Segments	Intersegment Eliminations (1)	Total
Three months ended April 4, 2021
Segment sales	$2,459	$1,835	$2,152	$1,022	$35	$7,503	$(1,411)	$6,092
Less: Intersegment sales	564	8	428	410	1	1,411	(1,411)	—
External sales	1,895	1,827	1,724	612	34	6,092	—	6,092
Research, development and engineering expenses	92	13	75	57	23	260	—	260
Equity, royalty and interest income from investees	113	17	19	12	5	166	—	166
Interest income	3	1	1	1	—	6	—	6
EBITDA (2)	354	160	421	126	(51)	1,010	(30)	980
Depreciation and amortization (3)	51	30	48	35	5	169	—	169

EBITDA as a percentage of segment sales	14.4%	8.7%	19.6%	12.3%	NM	13.5%		16.1%

Three months ended March 29, 2020
Segment sales	$2,158	$1,814	$1,502	$884	$10	$6,368	$(1,357)	$5,011
Less: Intersegment sales	579	7	387	384	—	1,357	(1,357)	—
External sales	1,579	1,807	1,115	500	10	5,011	—	5,011
Research, development and engineering expenses	80	7	68	54	29	238	—	238
Equity, royalty and interest income from investees	78	21	21	9	—	129	—	129
Interest income	4	1	1	1	—	7	—	7
EBITDA (2)	365	158	279	77	(43)	836	10	846
Depreciation and amortization (3)	53	31	48	32	4	168	—	168

EBITDA as a percentage of segment sales	16.9%	8.7%	18.6%	8.7%	NM	13.1%		16.9%

"NM" - not meaningful information
(1) Includes intersegment sales, intersegment profit in inventory eliminations and unallocated corporate expenses. There were no significant unallocated corporate expenses for the three months ended April 4, 2021 and March 29, 2020.

(2) EBITDA is defined as earnings or losses before interest expense, income taxes, depreciation and amortization and noncontrolling interests.
(3) Depreciation and amortization, as shown on a segment basis, excludes the amortization of debt discount and deferred costs included in the Condensed Consolidated Statements of Net Income as "Interest expense." The amortization of debt discount and deferred costs was $1 million and less than $1 million for the three months ended April 4, 2021 and March 29, 2020, respectively. A portion of depreciation expense is included in "Research, development and engineering expenses."

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

A reconciliation of our segment information to the corresponding amounts in the Condensed Consolidated Statements of Net Income is shown in the table below:

	Three months ended
In millions	April 4, 2021	March 29, 2020
TOTAL SEGMENT EBITDA	$1,010	$836
Add:
Intersegment elimination	(30)	10
TOTAL EBITDA	980	846
Less:
Interest expense	28	23
Depreciation and amortization	169	168
INCOME BEFORE INCOME TAXES	783	655
Less: Income tax expense	172	127
CONSOLIDATED NET INCOME	611	528
Less: Net income attributable to noncontrolling interests	8	17
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$603	$511

CUMMINS INC. AND SUBSIDIARIES
SELECT FOOTNOTE DATA
(Unaudited)

EQUITY, ROYALTY AND INTEREST INCOME FROM INVESTEES

Equity, royalty and interest income from investees included in our Condensed Consolidated Statements of Net Income for the reporting periods was as follows:

	Three months ended
In millions	April 4, 2021	March 29, 2020
Manufacturing entities
Beijing Foton Cummins Engine Co., Ltd.	$39	$17
Dongfeng Cummins Engine Company, Ltd.	31	8
Chongqing Cummins Engine Company, Ltd.	10	9
All other manufacturers	61	55	(1)
Distribution entities
Komatsu Cummins Chile, Ltda.	6	10
All other distributors	3	—
Cummins share of net income	150	99
Royalty and interest income	16	30
Equity, royalty and interest income from investees	$166	$129

(1) Includes $37 million in favorable adjustments related to tax changes within India's 2020-2021 Union Budget of India (India Tax Law Changes) passed in March 2020.

CUMMINS INC. AND SUBSIDIARIES
FINANCIAL MEASURES THAT SUPPLEMENT GAAP
(Unaudited)

Reconciliation of Non GAAP measures - Earnings before interest, income taxes, depreciation and amortization and noncontrolling interests (EBITDA)
We believe EBITDA is a useful measure of our operating performance as it assists investors and debt holders in comparing our performance on a consistent basis without regard to financing methods, capital structure, income taxes or depreciation and amortization methods, which can vary significantly depending upon many factors.
EBITDA is not in accordance with, or an alternative for, accounting principles generally accepted in the United States (GAAP) and may not be consistent with measures used by other companies. It should be considered supplemental data; however, the amounts included in the EBITDA calculation are derived from amounts included in the Condensed Consolidated Statements of Net Income. Below is a reconciliation of “Net income attributable to Cummins Inc.” to EBITDA for each of the applicable periods:

	Three months ended
In millions	April 4, 2021	March 29, 2020
Net income attributable to Cummins Inc.	$603	$511

Net income attributable to Cummins Inc. as a percentage of net sales	9.9%	10.2%

Add:
Net income attributable to noncontrolling interests	8	17
Consolidated net income	611	528

Add:
Interest expense	28	23
Income tax expense	172	127
Depreciation and amortization	169	168
EBITDA	$980	$846

EBITDA as a percentage of net sales	16.1%	16.9%

CUMMINS INC. AND SUBSIDIARIES
BUSINESS UNIT SALES DATA
(Unaudited)

Engine Segment Sales by Market and Unit Shipments by Engine Classification
Sales for our Engine segment by market were as follows:

2021
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$827	$—	$—	$—	$827
Medium-duty truck and bus	674	—	—	—	674
Light-duty automotive	481	—	—	—	481
Off-highway	477	—	—	—	477
Total sales	$2,459	$—	$—	$—	$2,459

2020
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$750	$415	$694	$789	$2,648
Medium-duty truck and bus	618	391	492	565	2,066
Light-duty automotive	353	180	522	492	1,547
Off-highway	437	437	404	483	1,761
Total sales	$2,158	$1,423	$2,112	$2,329	$8,022

Unit shipments by engine classification (including unit shipments to Power Systems and off-highway engine units included in their respective classification) were as follows:

2021
Units	Q1	Q2	Q3	Q4	YTD
Heavy-duty	30,700	—	—	—	30,700
Medium-duty	73,100	—	—	—	73,100
Light-duty	68,500	—	—	—	68,500
Total units	172,300	—	—	—	172,300

2020
Units	Q1	Q2	Q3	Q4	YTD
Heavy-duty	25,800	15,900	23,300	27,500	92,500
Medium-duty	61,200	44,900	50,100	64,700	220,900
Light-duty	49,400	29,800	67,200	69,400	215,800
Total units	136,400	90,600	140,600	161,600	529,200

CUMMINS INC. AND SUBSIDIARIES
BUSINESS UNIT SALES DATA
(Unaudited)

Distribution Segment Sales by Product Line
Sales for our Distribution segment by product line were as follows:

2021
In millions	Q1	Q2	Q3	Q4	YTD
Parts	$757	$—	$—	$—	$757
Power generation	418	—	—	—	418
Engines	334	—	—	—	334
Service	326	—	—	—	326
Total sales	$1,835	$—	$—	$—	$1,835

2020
In millions	Q1	Q2	Q3	Q4	YTD
Parts	$787	$654	$722	$768	$2,931
Power generation	376	377	416	523	1,692
Engines	323	277	279	371	1,250
Service	328	297	304	334	1,263
Total sales	$1,814	$1,605	$1,721	$1,996	$7,136

Component Segment Sales by Business
Sales for our Components segment by business were as follows:

2021
In millions	Q1	Q2	Q3	Q4	YTD
Emission solutions	$1,035	$—	$—	$—	$1,035
Filtration	372	—	—	—	372
Turbo technologies	367	—	—	—	367
Electronics and fuel systems	263	—	—	—	263
Automated transmissions	115	—	—	—	115
Total sales	$2,152	$—	$—	$—	$2,152

2020
In millions	Q1	Q2	Q3	Q4	YTD
Emission solutions	$664	$472	$665	$831	$2,632
Filtration	312	255	314	351	1,232
Turbo technologies	270	216	281	331	1,098
Electronics and fuel systems	174	164	187	229	754
Automated transmissions	82	43	94	89	308
Total sales	$1,502	$1,150	$1,541	$1,831	$6,024

CUMMINS INC. AND SUBSIDIARIES
BUSINESS UNIT SALES DATA
(Unaudited)

Power Systems Segment Sales by Product Line and Unit Shipments by Engine Classification
Sales for our Power Systems segment by product line were as follows:

2021
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$611	$—	$—	$—	$611
Industrial	324	—	—	—	324
Generator technologies	87	—	—	—	87
Total sales	$1,022	$—	$—	$—	$1,022

2020
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$519	$424	$601	$623	$2,167
Industrial	296	291	309	292	1,188
Generator technologies	69	62	71	74	276
Total sales	$884	$777	$981	$989	$3,631

High-horsepower unit shipments by engine classification were as follows:

2021
Units	Q1	Q2	Q3	Q4	YTD
Power generation	2,100	—	—	—	2,100
Industrial	1,000	—	—	—	1,000
Total units	3,100	—	—	—	3,100

2020
Units	Q1	Q2	Q3	Q4	YTD
Power generation	1,800	1,000	2,300	2,600	7,700
Industrial	1,000	1,000	1,200	1,100	4,300
Total units	2,800	2,000	3,500	3,700	12,000